Exhibit 10(ii)

Power of Attorney

POWER OF ATTORNEY: VARIABLE INSURANCE PRODUCT FILINGS

The Undersigned, Laura J. Sen, Director of Massachusetts Mutual Life Insurance Company (“MassMutual”), appoints Mark Roellig, Executive Vice President and General Counsel of MassMutual, and all persons succeeding him in the capacity of General Counsel, and John E. Deitelbaum, Senior Vice President and Deputy General Counsel of MassMutual (collectively referred to hereafter as “Attorneys”), as the Undersigned’s true and lawful attorneys and agents, each with full power to act individually.

This Power of Attorney authorizes each such Attorney to sign the Undersigned’s name, solely in his capacity as Director, to any registration statements, amendments thereto, reports, or documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940, as amended, (collectively, the “Acts”), relating to the MassMutual separate accounts and variable insurance product registration statements listed below:

Separate Account Name	Registration Statement Numbers
Massachusetts Mutual Variable Annuity Separate Account 1	002-72715, 002-75412, 033-07724, 811-03200

Massachusetts Mutual Variable Annuity Separate Account 2	002-75413, 033-07723, 811-03354

Massachusetts Mutual Variable Annuity Separate Account 3	033-83798, 811-08758

Massachusetts Mutual Variable Annuity Separate Account 4	333-45039, 333-81015, 333-95851, 333-73406, 333-109620, 333-112626, 333-130156, 333-131007, 811-08619

Massachusetts Mutual Variable Life Separate Account I	033-23126, 033-89798, 333-41657, 333-88503, 333-49475, 333-50410, 333-101495, 333-114171, 033-32361, 033-87904, 333-65887, 333-22557, 333-150916, 811-08075

Massachusetts Mutual Variable Life Separate Account II	033-31348, 811-04030

Massachusetts Mutual Variable Annuity Fund 1	002-30696, 811-01757

Massachusetts Mutual Variable Annuity Fund 2	002-48707, 811-02196

Panorama Separate Account	333-01363, 811-03215

Connecticut Mutual Variable Life Separate Account I	333-01349, 811-08514

CML Variable Annuity Account A	333-01369, 811-01733

CML Variable Annuity Account B	333-01351, 811-01918

CML Accumulation Annuity Account E	333-01357, 811-02587

Such Attorneys shall have full authority to take any action and execute all instruments they deem necessary or advisable to enable MassMutual to comply with the Acts and any rule, regulation, order or other requirement of the Securities and Exchange Commission.

This Power of Attorney hereby revokes any powers of attorney previously given by the Undersigned relating to the MassMutual Separate Accounts listed above, provided that this revocation shall not affect the exercise of such power prior to the date hereof. This Power of Attorney shall not be affected by subsequent disability or incapacity of the Undersigned.

The Undersigned has set her hand this 13th day of February, 2013, in the City of Chicopee, Commonwealth of Massachusetts.

/s/ Laura J. Sen
Laura J. Sen, Director